Exhibit 5.22

Valaris Limited
Clarendon House, 2 Church
Street, Hamilton HM 11
Bermuda

7 July 2021

ROWAN 240C#3, INC., Ralph Coffman Cayman Limited and Alpha South Pacific Holding Company

We have acted as counsel as to Cayman Islands law ROWAN 240C#3, INC., Ralph Coffman Cayman Limited and Alpha South Pacific Holding Company (together, the "Guarantors" and each, a "Guarantor") in connection with the issue by Valaris Limited, a Bermuda exempted company (the "Issuer"), of Senior Secured First Lien Notes due 2028 (the "Notes"), including the Notes issued on 30 April 2021 (the “Initial Notes”) and additional Notes that may be issued if interest on the Notes is paid-in-kind through maturity (the “PIK Notes”), pursuant to the Indenture (the "Indenture") dated as of 30 April 2021 between the Issuer, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee and first lien (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of 6 July 2021 between the Issuer, Alpha South Pacific Holding Company and the Trustee (the "Supplemental Indenture" and, together with the Indenture, the "Transaction Documents").

Under the Transaction Documents, the Guarantors guarantee, in general terms, the principal of, premium, if any, interest on and all other payment obligations of the Issuer due under the Transaction Documents and the Notes (the “Guarantee”). The Notes and the Guarantee will be registered on a Registration Statement on Form S-1 (the “Registration Statement”), filed by the Issuer and the Guarantors with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We understand that Kirkland & Ellis LLP, United States counsel to the Issuer and the Guarantors, and Conyers Dill & Pearman Limited, Bermudan counsel to the Issuer, will each deliver an opinion relating to the Notes to be delivered under the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation and certificate of incorporation on change of name (as applicable) of each Guarantor listed in Part One of the First Schedule.

1.2	The Memoranda and Articles (as defined in the First Schedule) of each Guarantor listed in Part Two of the First Schedule.

1.3	The written resolutions of the board of directors of each of ROWAN 240C#3, INC. and Ralph Coffman Cayman Limited dated 30 April 2021 and the written resolutions of the board of directors of Alpha South Pacific Holding Company dated 7 July 2021 (the "Guarantor Resolutions") and the Register of Directors and Officers, the Register of Members and the Register of Mortgages and Charges of each Guarantor.

1.4	A certificate of good standing with respect to each of ROWAN 240C#3, INC. and Ralph Coffman Cayman Limited issued by the Registrar of Companies dated 23 June 2021 and a certificate of good standing with respect to Alpha South Pacific Holding Company issued by the Registrar of Companies dated 6 July 2021 (the "Certificates of Good Standing").

1.5	Certificates from a director of each Guarantor, copies of which are attached to this opinion letter (the "Director's Certificates").

1.6	The Registration Statement.

1.7	The Transaction Documents.

1.8	The form of Notes.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Transaction Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Guarantors, the laws of the Cayman Islands).

2.2	The Transaction Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (the "Relevant Law") and all other relevant laws (other than, with respect to the Guarantors, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court thereof (the "Relevant Jurisdiction") and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	The Transaction Documents have been duly executed, dated and unconditionally delivered by all parties thereto.

2.5	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.6	All signatures, initials and seals are genuine.

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Guarantors, as applicable, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents.

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2.8	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Guarantors prohibiting or restricting them from entering into and performing their obligations under the Transaction Documents to which they are a party.

2.9	No monies paid to or for the account of any party under the Transaction Documents or any property received or disposed of by any party to the Transaction Documents in each case in connection with the Transaction Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).

2.10	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	Each Guarantor has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	Each Guarantor has all requisite power and authority under its Memorandum and Articles to enter into, execute and perform their obligations under the Transaction Documents to which it is a party, including the Guarantee.

3.3	The execution, delivery and performance of the Transaction Documents to which the relevant Guarantor is a party, including the Guarantee, have been authorised by and on behalf of the Guarantors and, assuming the Transaction Documents to which the relevant Guarantor is a party has been executed and unconditionally delivered by any Authorized Person (as defined in the relevant Guarantor Resolutions) of the Guarantors, the Transaction Documents to which the relevant Guarantor is a party, including the Guarantee, has been duly executed and delivered on behalf of the Guarantors and constitute the legal, valid and binding obligations of the Guarantors enforceable in accordance with its terms.

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4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The term "enforceable" as used above means that the obligations assumed by each Guarantor under the Transaction Documents to which it is a party are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction; and

(d)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences.

4.2	To maintain each Guarantor in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

This opinion letter is given as of the date shown. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We are aware that Kirkland & Ellis LLP and Conyers Dill & Pearman Limited will rely as to matters of Cayman Islands law on this opinion in rendering their opinions to you to be filed with the Registration Statement and we authorise them to so rely.

Yours faithfully

/s/ Maples and Calder (Cayman) LLP

Maples and Calder (Cayman) LLP

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First Schedule

Part One

The Certificates of Incorporation

1	The certificate of incorporation dated 7 April 2008 of ROWAN 240C#3, INC.

2	The certificate of incorporation dated 17 April 2008 and the certificate of incorporation on change of name dated 15 May 2014 of Ralph Coffman Cayman Limited.

3	The certificate of incorporation dated 8 February 2011 of Alpha South Pacific Holding Company.

Part Two

The Memoranda and Articles of Association

1	The memorandum of association of ROWAN 240C#3, INC. as registered on 7 April 2008 (the "ROWAN Memorandum") and the articles of association of ROWAN 240C#3, INC. as registered on 7 April 2008 as amended by special resolutions dated 30 April 2021 (together with ROWAN Memorandum, the "ROWAN Memorandum and Articles").

2	The amended and restated memorandum of association of Ralph Coffman Cayman Limited as adopted on 7 April 2014 (the "Ralph Coffman Memorandum") and the amended and restated articles of association of Ralph Coffman Cayman Limited as adopted on 7 April 2014 as amended by special resolution dated 30 April 2021 (together with the Ralph Coffman Memorandum, the "Ralph Coffman Memorandum and Articles").

3	The memorandum and articles of association of Alpha South Pacific Holding Company as registered on 8 February 2011 (the "ASPHC Memorandum and Articles").

The documents referred to in paragraphs 1 to 3 in Part Two of the First Schedule are referred to as the "Memoranda and Articles" and, each, the "Memorandum and Articles".

ROWAN 240C#3, INC.

One Capital Place, 3rd Floor

PO Box 1564, Grand Cayman

KY1-1110

Cayman Islands

7 July 2021

To:	Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

ROWAN 240C#3, INC. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The ROWAN Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The Guarantor Resolutions of the Company were duly passed in the manner prescribed in the ROWAN Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The shareholder of the Company (the "Shareholder") has not restricted the powers of the directors of the Company in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Indenture or the Notes.

5	The directors of the Company at the date of the Guarantor Resolutions of the Company and at the date of this certificate were and are as follows:

Nicolas Jaciuk

Colleen Grable

Christian Ochoa

6	You have been provided with complete and accurate copies of the certificate of incorporation, the certificate of incorporation on change of name, the ROWAN Memorandum and Articles and the register of directors and officers, the register of members and the register of mortgages and charges of the Company.

7	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholder taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

8	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Nicolas Jaciuk

Name:	Nicolas Jaciuk

Title:	Director

[Signature page to Director's Certificate for Maples Legal Opinion]

Ralph Coffman Cayman Limited

One Capital Place, 3rd Floor

PO Box 1564, Grand Cayman

KY1-1110

Cayman Islands

7 July 2021

To:	Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Ralph Coffman Cayman Limited (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Ralph Coffman Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The Guarantor Resolutions of the Company were duly passed in the manner prescribed in the Ralph Coffman Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The shareholder of the Company (the "Shareholder") has not restricted the powers of the directors of the Company in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Indenture or the Notes.

5	The directors of the Company at the date of the Guarantor Resolutions of the Company and at the date of this certificate were and are as follows:

Nicolas Jaciuk

Colleen Grable

Christian Ochoa

6	You have been provided with complete and accurate copies of the certificate of incorporation, the Ralph Coffman Memorandum and Articles and the register of directors and officers, the register of members and the register of mortgages and charges of the Company.

7	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholder taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

8	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Nicolas Jaciuk

Name:	Nicolas Jaciuk

Title:	Director

[Signature page to Director's Certificate for Maples Legal Opinion]

Alpha South Pacific Holding Company

One Capital Place, 3rd Floor

PO Box 1564, Grand Cayman

KY1-1110

Cayman Islands

7 July 2021

To:         Maples and Calder (Cayman) LLP

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Alpha South Pacific Holding Company (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The ASPHC Memorandum and Articles remain in full force and effect and are unamended.

1	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

2	The Guarantor Resolutions of the Company were duly passed in the manner prescribed in the ASPHC Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The shareholder of the Company (the "Shareholder") has not restricted the powers of the directors of the Company in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Supplemental Indenture or the Notes.

4	The directors of the Company at the date of the Guarantor Resolutions of the Company and at the date of this certificate were and are as follows:

Nicolas Jaciuk

Colleen Grable

Christian Ochoa

5	You have been provided with complete and accurate copies of the certificate of incorporation, the ASPHC Memorandum and Articles and the register of directors and officers, the register of members and the register of mortgages and charges of the Company.

6	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholder taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

7	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Nicolas Jaciuk

Name:	Nicolas Jaciuk

Title:	Director

[Signature page to Director's Certificate for Maples Legal Opinion]

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